EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS SECOND QUARTER 2012 NET INCOME OF $22.1 MILLION, IMPROVED RETURN ON ASSETS AND RETURN ON EQUITY AND IMPROVED CREDIT METRICS

CHICAGO, July 17, 2012 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A (“the Bank” or “MB Financial Bank”), announced today second quarter results for 2012.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its consolidated subsidiaries, unless indicated otherwise.  We had net income and net income available to common stockholders of $22.1 million for the second quarter of 2012 compared to a net loss of $7.4 million and net loss available to common stockholders of $10.0 million for the second quarter of 2011, and net income of $21.1 million and net income available to common stockholders of $17.8 million for the first quarter of 2012.

Key items for the quarter were as follows:

Improved Return on Assets and Return on Equity:
•	Annualized return on average assets increased to 0.94% for the second quarter of 2012 compared to 0.87% for the first quarter of 2012, driven by lower credit costs.
•
Annualized return on average common equity improved to 7.28% for the second quarter of 2012 compared to 5.94% for the first quarter of 2012.  The improvement was a result of lower credit costs and the repurchase in the first quarter of 2012 of all $196 million of preferred stock issued in 2008 to the U.S. Department of Treasury as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program.  As a result, there were no TARP dividends in the second quarter of 2012 compared to $3.3 million in the first quarter of 2012.

•	Annualized cash return on average tangible common equity increased to 11.28% in the second quarter of 2012 from 9.36% in the first quarter of 2012.

Improved Credit Metrics:
•
We had no provision for credit losses for the second quarter of 2012, while our net charge-offs were $4.4 million.  Our provision for credit losses and net charge-offs for the first quarter of 2012 were $3.1 million and $5.8 million, respectively.

•	Losses recognized on other real estate owned (“OREO”), which we view as credit costs, were $5.4 million in the second quarter of 2012 compared to $6.6 million in the first quarter of 2012.
•	Our non-performing loans improved to $113.5 million or 1.98% of total loans as of June 30, 2012 from $124.7 million or 2.15% of total loans at March 31, 2012, a decrease of $11.2 million (-9.0%)
•
Our non-performing assets improved to $163.3 million or 1.72% of total assets as of June 30, 2012 from $187.8 million or 1.94% of total assets as of March 31, 2012, a decrease of $24.6 million (-13.1%)

•	Our allowance for loan losses to non-performing loans was 107.25% as of June 30, 2012 compared to 100.59% as of March 31, 2012.

Balance Sheet Trends:
•
Gross loan balances as of June 30, 2012, excluding covered loans and loans held for sale, were essentially unchanged compared to March 31, 2012 balances.  Commercial and industrial loans (+3.8%), lease loans (+0.9%), construction loans (+17.7%) and consumer loans (+1.2%) all increased during the quarter, while commercial real estate loans decreased (-4.4%).

•
Noninterest bearing deposits increased approximately $72 million (+3.9%) from March 31, 2012 to June 30, 2012 due primarily to the addition of new customers.  Money market and NOW accounts decreased approximately $138 million (-5.1%) and certificate of deposit balances decreased approximately $102 million (-4.5%) from the prior quarter as we continued our efforts to lower our funding costs and improve our deposit mix.

•
During the first quarter of 2012, we entered into and fully utilized a $35 million unsecured line of credit to fund a portion of our TARP repayment.   During the second quarter of 2012, though still available for future borrowing, the outstanding amount on this line of credit was repaid in full.

•
During the second quarter of 2012, we repurchased in full the ten-year warrant held by the U.S. Department of Treasury to purchase 506,024 shares of the Company’s common stock issued in 2008 to the Treasury as part of TARP.  The price paid by the Company to repurchase the warrant was $1.5 million.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis decreased $2.7 million from the first quarter of 2012.  The decrease from the first quarter of 2012 to the second quarter of 2012 was due primarily to a decrease in average interest earning assets of approximately $195 million and a four basis point decline in our net interest margin to 3.83% on a fully tax equivalent basis.

Net interest income on a fully tax equivalent basis decreased $9.0 million during the first six months of 2012 compared to the first six months of 2011.  The decrease from the first six months of 2012 to the first six months of 2011 was due primarily to a decrease in average interest earning assets of approximately $382 million and a five basis point decline in our net interest margin to 3.85% on a fully tax equivalent basis.

See the supplemental net interest margin tables for further detail.

Other Income (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Core other income:
Loan service fees	$1,683	$1,339	$1,601	$2,159	$2,812	$3,022	$3,938
Deposit service fees	9,370	9,408	10,085	9,932	9,023	18,778	19,053
Lease financing, net	7,334	6,958	7,801	6,494	6,861	14,292	12,644
Brokerage fees	1,264	1,255	1,577	1,273	1,615	2,519	3,034
Trust and asset management fees	4,535	4,404	4,166	4,272	4,455	8,939	8,886
Increase in cash surrender value of life insurance	870	917	944	1,014	1,451	1,787	2,419
Accretion of FDIC indemnification asset	222	475	683	985	1,339	697	3,170
Card fees	2,429	2,044	1,096	2,071	2,062	4,473	3,850
Other operating income	1,832	2,162	1,632	1,690	1,979	3,994	3,577
Total core other income	29,539	28,962	29,585	29,890	31,597	58,501	60,571

Non-core other income: (1)
Net gain (loss) on investment securities	(34)	(3)	411	-	232	(37)	229
Net (loss) gain on sale of other assets	(8)	(17)	(87)	-	13	(25)	370
Net gain on sale of loans held for sale (A)	-	-	-	-	1,790	-	1,790
Net loss recognized on other real estate owned (B)	(4,156)	(4,348)	(3,620)	(2,354)	(3,629)	(8,504)	(3,997)
Net loss recognized on other real estate owned
related to FDIC transactions (B)	(1,285)	(2,241)	(1,858)	(764)	(1,016)	(3,526)	(1,020)
Increase (decrease) in market value of assets held
in trust for deferred compensation (A)	(149)	501	20	(405)	158	352	345
Total non-core other income	(5,632)	(6,108)	(5,134)	(3,523)	(2,452)	(11,740)	(2,283)

Total other income	$23,907	$22,854	$24,451	$26,367	$29,145	$46,761	$58,288

(1)
Letter denotes the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows:  A – Other operating income, B – Net loss recognized on other real estate owned.

Core other income increased by $577 thousand from the first quarter of 2012 to the second quarter of 2012.  Loan service fees increased due to an increase in loan prepayment fees.  Net lease financing increased due to an increase in remarketing revenues.  Accretion of FDIC indemnification asset decreased as accretion is recorded based on the FDIC indemnification asset balance, which has declined as we have received loss-share payments.  Card fee income increased due primarily to fees earned on prepaid cards and credit cards.  Non-core other income was primarily impacted by lower losses recognized on OREO.

Core other income decreased by $2.1 million from the first six months of 2011 to the first six months of 2012 primarily due to a $2.5 million decrease in accretion of FDIC indemnification asset.   Accretion is recorded based on the FDIC indemnification asset balance which has declined as we have received loss-share payments.  Loan service fees decreased in the first six months of 2012 compared to the same period in 2011 due to a decrease in loan prepayment and exit fees.  Net lease financing increased primarily due to an increase in remarketing revenues.  Cash surrender value of life insurance decreased as a result of a death benefit recorded in the first six months of 2011.  Card fee income increased due primarily to fees earned on prepaid cards and credit cards.  Non-core other income was primarily impacted by higher losses recognized on OREO.

Other Expense (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Core other expense:
Salaries and employee benefits	$40,295	$39,928	$39,826	$38,827	$37,657	$80,223	$75,245
Occupancy and equipment expense	9,188	9,570	8,498	9,092	8,483	18,758	17,877
Computer services and telecommunication expense	3,909	3,653	4,382	3,488	3,570	7,562	7,015
Advertising and marketing expense	1,930	2,066	1,831	1,740	1,748	3,996	3,467
Professional and legal expense	1,503	1,413	1,422	1,647	1,853	2,916	3,078
Other intangible amortization expense	1,251	1,257	1,410	1,414	1,416	2,508	2,841
FDIC insurance premiums	2,010	2,643	2,662	2,272	3,502	4,653	6,930
Other real estate expense, net	424	1,243	1,464	1,181	1,251	1,667	1,649
Other operating expenses	6,473	5,057	7,324	7,352	7,090	11,530	14,145
Total core other expense	66,983	66,830	68,819	67,013	66,570	133,813	132,247

Non-core other expense: (1)
Branch impairment charges	-	-	594	-	-	-	1,000
Increase (decrease) in market value of assets held
in trust for deferred compensation (A)	(149)	501	20	(405)	158	352	345
Total non-core other expense	(149)	501	614	(405)	158	352	1,345

Total other expense	$66,834	$67,331	$69,433	$66,608	$66,728	$134,165	$133,592

(1)	Letters denote the corresponding line items where these non-core other expense items reside in the consolidated statements of income as follows: A – Salaries and employee benefits.

Core other expense in the second quarter of 2012 was consistent with first quarter of 2012.  FDIC insurance premiums decreased due to a change in the assessment computation during the second quarter of 2012.  Other real estate expense decreased as a result of lower holding costs related to OREO given we have fewer OREO properties.  Other operating expenses were unusually low in the first quarter of 2012 as a result of recording a decrease during that period in the clawback liability related to our loss share agreements with the FDIC.

Core other expense increased by $1.6 million from the first six months of 2011 to the first six months of 2012.  Salaries and employee benefits expense increased primarily due to annual salary increases and higher health insurance claims.  FDIC insurance premiums decreased due to a change in the assessment computation during the second quarter of 2012 and the impact of improved credit quality on the computation.  Other operating expenses were favorably impacted in the first half of 2012 by a decrease in the clawback liability related to our loss share agreements with the FDIC recorded during the period.  Non-core other expense was primarily impacted by $1.0 million of fixed asset impairment charges due to our decision to close a branch in the first quarter of 2011.

Income Taxes

The Company had income tax expense of $9.0 million for the three months ended June 30, 2012 compared to $8.4 million for the three months ended March 31, 2012.   Income tax expense was $17.5 million for the six months ended June 30, 2012 compared to a tax benefit of $11.5 million for the six months ended June 30, 2011.  The change was due to the Company’s improvement in pre-tax income.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio, excluding loans held for sale, as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2012		2012		2011		2011		2011
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,079,436	19%	$1,040,340	18%	$1,113,123	19%	$1,042,583	18%	$1,108,295	19%
Commercial loans collateralized by
assignment of lease payments (lease loans)	1,221,199	21%	1,209,942	21%	1,208,575	20%	1,067,191	18%	1,031,677	17%
Commercial real estate	1,794,777	31%	1,877,380	32%	1,853,788	31%	1,844,894	32%	1,863,223	32%
Construction real estate	150,665	3%	128,040	2%	183,789	3%	210,206	4%	246,557	4%
Total commercial related credits	4,246,077	74%	4,255,702	73%	4,359,275	73%	4,164,874	72%	4,249,752	72%
Other loans:
Residential real estate	313,137	5%	309,644	5%	316,787	5%	316,305	5%	317,821	5%
Indirect vehicle	198,848	3%	186,736	3%	187,481	3%	189,033	4%	182,536	3%
Home equity	323,234	6%	327,450	6%	336,043	6%	348,934	6%	357,181	6%
Consumer loans	89,115	2%	89,705	2%	88,865	2%	76,025	1%	75,069	1%
Total other loans	924,334	16%	913,535	16%	929,176	16%	930,297	16%	932,607	15%
Gross loans excluding covered loans	5,170,411	90%	5,169,237	89%	5,288,451	89%	5,095,171	88%	5,182,359	87%
Covered loans (1)	552,838	10%	620,528	11%	662,544	11%	718,566	12%	755,670	13%
Total loans	$5,723,249	100%	$5,789,765	100%	$5,950,995	100%	$5,813,737	100%	$5,938,029	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

ASSET QUALITY

The following table presents a summary of non-performing assets, excluding loans held for sale, credit-impaired loans that were acquired as part of our FDIC-assisted transactions and OREO related to assets acquired in FDIC-assisted transactions, as of the dates indicated (dollar amounts in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Non-performing loans:
Non-accrual loans (1)	$113,077	$124,011	$129,309	$140,979	$149,905
Loans 90 days or more past due, still accruing interest	453	679	82	-	1,121
Total non-performing loans	113,530	124,690	129,391	140,979	151,026

OREO	49,690	63,077	78,452	87,469	88,185
Repossessed vehicles	60	81	156	249	55
Total non-performing assets	$163,280	$187,848	$207,999	$228,697	$239,266

Total allowance for loan losses	$121,756	$125,431	$126,798	$128,610	$130,057

Accruing restructured loans (2)	$16,536	$24,145	$37,996	$34,321	$35,037

Total non-performing loans to total loans	1.98%	2.15%	2.17%	2.42%	2.54%
Total non-performing assets to total assets	1.72%	1.94%	2.12%	2.30%	2.40%
Allowance for loan losses to non-performing loans	107.25%	100.59%	98.00%	91.23%	86.12%

(1)
Includes $32.7 million, $34.7 million, $42.5 million, $36.0 million and $22.5 million of restructured loans on non-accrual status at June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively.

(2)
Accruing restructured loans consists primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table represents a summary of OREO, excluding OREO related to assets acquired in FDIC-assisted transactions (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

Balance at the beginning of quarter	$63,077	$78,452	$87,469	$88,185	$80,107
Transfers in at fair value less estimated costs to sell	1,877	2,110	4,209	15,658	15,761
Fair value adjustments	(4,507)	(4,764)	(3,733)	(2,524)	(3,417)
Net gains (losses) on sales of OREO	351	416	113	170	(212)
Cash received upon disposition	(11,108)	(13,137)	(9,606)	(14,020)	(4,054)
Balance at the end of quarter	$49,690	$63,077	$78,452	$87,469	$88,185

The following table presents data related to non-performing loans, by dollar amount and category at June 30, 2012, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	1	6,182	-	-	1	5,431	-	11,613
$1.5 million to $4.9 million	5	10,984	-	-	11	30,324	-	41,308
Under $1.5 million	34	7,236	4	1,470	77	26,757	25,146	60,609
	40	$24,402	4	$1,470	89	$62,512	$25,146	$113,530

Percentage of individual loan category		1.06%		0.98%		3.48%	2.72%	1.98%

The following table presents data related to non-performing loans, by dollar amount and category at March 31, 2012, excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
	Number of Relationships	Amount	Number of Relationships	Amount	Number of Relationships	Amount	Amount	Amount
$10.0 million or more	-	$-	-	$-	-	$-	$-	$-
$5.0 million to $9.9 million	3	21,476	-	-	1	5,431	-	26,907
$1.5 million to $4.9 million	2	3,577	-	-	15	40,603	1,603	45,783
Under $1.5 million	43	9,418	4	1,553	68	24,905	16,124	52,000
	48	$34,471	4	$1,553	84	$70,939	$17,727	$124,690

Percentage of individual loan category		1.53%		1.21%		3.78%	1.94%	2.15%

We define potential problem loans as performing loans rated substandard that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  Potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amount of potential problem loans was $141.0 million, or 2.46% of total loans, as of June 30, 2012, compared to $159.4 million, or 2.75% of total loans, as of March 31, 2012.

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011

Allowance for credit losses, balance at the beginning of period	$133,255	$135,975	$141,861	$147,107	$178,410	$135,975	$192,217
Provision for credit losses	-	3,100	8,000	11,500	61,250	3,100	101,250
Charge-offs:
Commercial loans	(1,451)	(539)	(2,932)	(3,497)	(7,991)	(1,990)	(11,142)
Commercial loans collateralized by
assignment of lease payments (lease loans)	(1,720)	-	(1,373)	-	(93)	(1,720)	(93)
Commercial real estate loans	(2,415)	(3,003)	(3,793)	(7,815)	(55,250)	(5,418)	(85,025)
Construction real estate	(444)	(3,436)	(6,989)	(6,008)	(18,826)	(3,880)	(39,920)
Residential real estate	(1,108)	(294)	(860)	(141)	(8,080)	(1,402)	(11,642)
Indirect vehicle	(488)	(715)	(954)	(611)	(553)	(1,203)	(1,271)
Home equity	(876)	(1,072)	(2,061)	(1,605)	(5,493)	(1,948)	(7,400)
Consumer loans	(274)	(258)	(285)	(475)	(344)	(532)	(888)
Total charge-offs	(8,776)	(9,317)	(19,247)	(20,152)	(96,630)	(18,093)	(157,381)
Recoveries:
Commercial loans	386	2,038	634	1,413	758	2,424	3,323
Commercial loans collateralized by
assignment of lease payments (lease loans)	93	256	1	5	153	349	219
Commercial real estate loans	3,061	162	747	739	312	3,223	1,846
Construction real estate	141	565	3,519	681	2,364	706	4,390
Residential real estate	188	34	9	7	26	222	33
Indirect vehicle	300	311	378	327	369	611	694
Home equity	100	20	6	151	19	120	67
Consumer loans	92	111	67	83	76	203	449
Total recoveries	4,361	3,497	5,361	3,406	4,077	7,858	11,021

Total net charge-offs	(4,415)	(5,820)	(13,886)	(16,746)	(92,553)	(10,235)	(146,360)

Allowance for credit losses	128,840	133,255	135,975	141,861	147,107	128,840	147,107

Allowance for unfunded credit commitments	(7,084)	(7,824)	(9,177)	(13,251)	(17,050)	(7,084)	(17,050)

Allowance for loan losses	$121,756	$125,431	$126,798	$128,610	$130,057	$121,756	$130,057

Total loans, excluding loans held for sale	$5,723,249	$5,789,765	$5,950,995	$5,813,737	$5,938,029	$5,723,249	$5,938,029
Average loans, excluding loans held for sale	$5,712,630	$5,802,037	$5,818,425	$5,827,181	$6,293,073	$5,757,333	$6,376,329

Ratio of allowance for loan losses to total loans, excluding loans held for sale	2.13%	2.17%	2.13%	2.21%	2.19%	2.13%	2.19%

Net loan charge-offs to average loans, excluding loans held for sale (annualized)	0.31%	0.40%	0.95%	1.14%	5.90%	0.36%	4.63%

During the second quarter of 2011, we sold certain performing, sub-performing and non-performing loans.  The loans sold had an aggregate carrying amount of $281.6 million prior to the transfer to loans held for sale.  This sale resulted in approximately $87.6 million in charge-offs and an increase in the provision for credit losses of approximately $50 million in the second quarter of 2011.

Our allowance for loan losses is comprised of three elements: a general loss reserve, a specific reserve for impaired loans and a reserve for smaller-balance homogenous loans.  The following table presents these three elements of our allowance for loan losses (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

General loss reserve	$93,904	$98,673	$102,196	$102,752	$104,002
Specific reserve	13,674	13,734	10,804	11,416	12,111
Smaller-balance homogenous loans reserve	14,178	13,024	13,798	14,442	13,944
Total allowance for loan losses	$121,756	$125,431	$126,798	$128,610	$130,057

Although management believes that adequate general, specific and smaller-balance homogenous loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of general, specific and smaller-balance homogenous loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth the fair value, amortized cost, and total unrealized gain of our investment securities, by type (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$42,175	$42,070	$42,401	$56,007	$55,656
States and political subdivisions	629,173	581,720	535,660	394,279	392,670
Mortgage-backed securities	1,035,473	1,193,248	1,334,491	1,421,789	1,424,302
Corporate bonds	5,569	5,686	5,899	5,899	6,019
Equity securities	11,081	10,887	10,846	10,764	10,435
Total fair value	$1,723,471	$1,833,611	$1,929,297	$1,888,738	$1,889,082

Amortized cost
Government sponsored agencies and enterprises	$39,366	$39,503	$39,640	$53,016	$54,423
States and political subdivisions	589,654	547,262	500,979	366,651	371,598
Mortgage-backed securities	1,014,186	1,168,340	1,308,020	1,399,801	1,401,975
Corporate bonds	5,569	5,686	5,899	5,899	6,019
Equity securities	10,584	10,520	10,457	10,324	10,246
Total amortized cost	$1,659,359	$1,771,311	$1,864,995	$1,835,691	$1,844,261

Unrealized gain
Government sponsored agencies and enterprises	$2,809	$2,567	$2,761	$2,991	$1,233
States and political subdivisions	39,519	34,458	34,681	27,628	21,072
Mortgage-backed securities	21,287	24,908	26,471	21,988	22,327
Corporate bonds	-	-	-	-	-
Equity securities	497	367	389	440	189
Total unrealized gain	$64,112	$62,300	$64,302	$53,047	$44,821

Securities held to maturity, at cost:
States and political subdivisions	$238,869	$239,526	$240,183	$240,839	$-
Mortgage-backed securities	258,931	259,241	259,100	258,199	230,154
Total amortized cost	$497,800	$498,767	$499,283	$499,038	$230,154

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans, home equity lines of credit, or any Fannie Mae or Freddie Mac preferred or common equity securities in our investment securities portfolio.  Additionally, more than 99% of our mortgage-backed securities are agency guaranteed.

DEPOSIT MIX

The following table shows the composition of deposits as of the dates indicated (dollars in thousands):

	June 30,		March 31,		December 31,		September 30,		June 30,
	2012		2012		2011		2011		2011
		% of		% of		% of		% of		% of
	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Low cost deposits:
Noninterest bearing deposits	$1,946,468	26%	$1,874,028	25%	$1,885,694	25%	$1,803,141	23%	$1,776,873	23%
Money market and NOW accounts	2,564,493	34%	2,702,636	35%	2,645,334	34%	2,722,162	35%	2,645,953	34%
Savings accounts	790,350	11%	786,357	10%	753,610	10%	751,062	10%	729,222	9%
Total low cost deposits	5,301,311	71%	5,363,021	70%	5,284,638	69%	5,276,365	68%	5,152,048	66%

Certificates of deposit:
Certificates of deposit	1,718,266	23%	1,820,266	24%	1,925,608	25%	2,001,210	26%	2,124,815	28%
Brokered deposit accounts	451,132	6%	451,415	6%	437,361	6%	444,332	6%	441,720	6%
Total certificates of deposit	2,169,398	29%	2,271,681	30%	2,362,969	31%	2,445,542	32%	2,566,535	34%

Total deposits	$7,470,709	100%	$7,634,702	100%	$7,647,607	100%	$7,721,907	100%	$7,718,583	100%

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the FDIC-assisted transactions we previously completed will not be realized; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and regulations adopted thereunder, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(Amounts in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
ASSETS
Cash and due from banks	$132,737	$128,411	$144,228	$133,755	$129,942
Interest earning deposits with banks	304,075	272,553	100,337	347,055	513,378
Total cash and cash equivalents	436,812	400,964	244,565	480,810	643,320
Investment securities:
Securities available for sale, at fair value	1,723,471	1,833,611	1,929,297	1,888,738	1,889,082
Securities held to maturity, at amortized cost	497,800	498,767	499,283	499,038	230,154
Non-marketable securities - FHLB and FRB Stock	61,462	65,541	80,832	80,815	80,815
Total investment securities	2,282,733	2,397,919	2,509,412	2,468,591	2,200,051
Loans held for sale	2,290	3,364	4,727	-	-
Loans:
Total loans, excluding covered loans	5,170,411	5,169,237	5,288,451	5,095,171	5,182,359
Covered loans	552,838	620,528	662,544	718,566	755,670
Total loans	5,723,249	5,789,765	5,950,995	5,813,737	5,938,029
Less: Allowance for loan losses	121,756	125,431	126,798	128,610	130,057
Net loans	5,601,493	5,664,334	5,824,197	5,685,127	5,807,972
Lease investments, net	111,122	124,748	135,490	133,345	139,391
Premises and equipment, net	214,935	212,589	210,705	211,062	210,901
Cash surrender value of life insurance	127,096	126,226	125,309	124,364	126,938
Goodwill, net	387,069	387,069	387,069	387,069	387,069
Other intangibles, net	26,986	28,237	29,494	30,904	32,318
Other real estate owned, net	49,690	63,077	78,452	87,469	88,185
Other real estate owned related to FDIC transactions	43,807	53,703	60,363	69,311	69,920
FDIC indemnification asset	56,637	72,161	80,830	94,542	119,837
Other assets	148,896	137,209	142,459	149,767	151,833
Total assets	$9,489,566	$9,671,600	$9,833,072	$9,922,361	$9,977,735
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$1,946,468	$1,874,028	$1,885,694	$1,803,141	$1,776,873
Interest bearing	5,524,241	5,760,674	5,761,913	5,918,766	5,941,710
Total deposits	7,470,709	7,634,702	7,647,607	7,721,907	7,718,583
Short-term borrowings	261,729	269,691	219,954	257,418	235,733
Long-term borrowings	221,100	256,456	266,264	274,378	275,559
Junior subordinated notes issued to capital trusts	158,521	158,530	158,538	158,546	158,554
Accrued expenses and other liabilities	139,756	136,791	147,682	141,490	243,962
Total liabilities	8,251,815	8,456,170	8,440,045	8,553,739	8,632,391
Stockholders' Equity
Preferred stock	-	-	194,719	194,562	194,407
Common stock	549	549	548	548	546
Additional paid-in capital	732,297	732,613	731,248	730,056	728,244
Retained earnings	466,812	445,233	427,956	411,659	396,081
Accumulated other comprehensive income	39,035	37,935	39,150	32,322	27,322
Treasury stock	(3,353)	(3,326)	(3,044)	(3,010)	(3,771)
Controlling interest stockholders' equity	1,235,340	1,213,004	1,390,577	1,366,137	1,342,829
Noncontrolling interest	2,411	2,426	2,450	2,485	2,515
Total stockholders' equity	1,237,751	1,215,430	1,393,027	1,368,622	1,345,344
Total liabilities and stockholders' equity	$9,489,566	$9,671,600	$9,833,072	$9,922,361	$9,977,735

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Interest income:
Loans	$ 69,250	$ 71,648	$ 75,466	$ 78,046	$ 84,114	$ 140,898	$ 171,281
Investment securities:
Taxable	8,882	10,884	11,608	11,699	10,290	19,766	18,042
Nontaxable	7,303	6,739	6,178	4,299	3,443	14,042	6,788
Other interest earning accounts	158	169	181	244	258	327	728
Total interest income	85,593	89,440	93,433	94,288	98,105	175,033	196,839
Interest expense:
Deposits	8,058	8,760	9,569	10,207	11,746	16,818	25,105
Short-term borrowings	362	206	189	204	239	568	456
Long-term borrowings and junior subordinated notes	3,069	3,381	3,430	3,461	3,713	6,450	6,666
Total interest expense	11,489	12,347	13,188	13,872	15,698	23,836	32,227
Net interest income	74,104	77,093	80,245	80,416	82,407	151,197	164,612
Provision for credit losses	-	3,100	8,000	11,500	61,250	3,100	101,250
Net interest income after provision for credit losses	74,104	73,993	72,245	68,916	21,157	148,097	63,362
Other income:
Loan service fees	1,683	1,339	1,601	2,159	2,812	3,022	3,938
Deposit service fees	9,370	9,408	10,085	9,932	9,023	18,778	19,053
Lease financing, net	7,334	6,958	7,801	6,494	6,861	14,292	12,644
Brokerage fees	1,264	1,255	1,577	1,273	1,615	2,519	3,034
Trust and asset management fees	4,535	4,404	4,166	4,272	4,455	8,939	8,886
Net gain (loss) on investment securities	(34)	(3)	411	-	232	(37)	229
Increase in cash surrender value of life insurance	870	917	944	1,014	1,451	1,787	2,419
Net gain (loss) on sale of assets	(8)	(17)	(87)	-	13	(25)	370
Accretion of FDIC indemnification asset	222	475	683	985	1,339	697	3,170
Card fees	2,429	2,044	1,096	2,071	2,062	4,473	3,850
Net loss recognized on other real estate owned	(5,441)	(6,589)	(5,478)	(3,118)	(4,645)	(12,030)	(5,017)
Other operating income	1,683	2,663	1,652	1,285	3,927	4,346	5,712
Total other income	23,907	22,854	24,451	26,367	29,145	46,761	58,288
Other expenses:
Salaries and employee benefits	40,146	40,429	39,846	38,422	37,815	80,575	75,590
Occupancy and equipment expense	9,188	9,570	8,498	9,092	8,483	18,758	17,877
Computer services and telecommunication expense	3,909	3,653	4,382	3,488	3,570	7,562	7,015
Advertising and marketing expense	1,930	2,066	1,831	1,740	1,748	3,996	3,467
Professional and legal expense	1,503	1,413	1,422	1,647	1,853	2,916	3,078
Other intangible amortization expense	1,251	1,257	1,410	1,414	1,416	2,508	2,841
FDIC insurance premiums	2,010	2,643	2,662	2,272	3,502	4,653	6,930
Branch impairment charges	-	-	594	-	-	-	1,000
Other real estate expense, net	424	1,243	1,464	1,181	1,251	1,667	1,649
Other operating expenses	6,473	5,057	7,324	7,352	7,090	11,530	14,145
Total other expense	66,834	67,331	69,433	66,608	66,728	134,165	133,592
Income (loss) before income taxes	31,177	29,516	27,263	28,675	(16,426)	60,693	(11,942)
Income tax expense (benefit)	9,034	8,430	7,810	8,978	(9,060)	17,464	(11,520)
Net income (loss)	22,143	21,086	19,453	19,697	(7,366)	43,229	(422)
Dividends and discount accretion on preferred shares	-	3,269	2,606	2,605	2,602	3,269	5,203
Net income (loss) available to common stockholders	$ 22,143	$ 17,817	$ 16,847	$ 17,092	$ (9,968)	$ 39,960	$ (5,625)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Common share data:
Basic earnings allocated to common stock per common share	$0.41	$0.39	$0.36	$0.36	$(0.14)	$0.80	$(0.01)
Impact of preferred stock dividends on basic
earnings (loss) per common share	-	(0.06)	(0.05)	(0.04)	(0.04)	(0.06)	(0.09)
Basic earnings (loss) per common share	0.41	0.33	0.31	0.32	(0.18)	0.74	(0.10)

Diluted earnings allocated to common stock per common share	0.41	0.39	0.36	0.36	(0.14)	0.79	(0.01)
Impact of preferred stock dividends on diluted
earnings (loss) per common share	-	(0.06)	(0.05)	(0.05)	(0.04)	(0.06)	(0.09)
Diluted earnings (loss) per common share	0.41	0.33	0.31	0.31	(0.18)	0.73	(0.10)

Weighted average common shares outstanding for
basic earnings per common share	54,174,717	54,155,856	54,140,646	54,121,156	54,002,979	54,165,286	53,982,193

Weighted average common shares outstanding for
diluted earnings per common share	54,448,709	54,411,916	54,360,178	54,323,320	54,002,979	54,431,491	53,982,193

Selected Financial Data:
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Performance Ratios:
Annualized return on average assets	0.94%	0.87%	0.78%	0.80%	(0.30)%	0.90%	(0.01)%
Annualized return on average common equity	7.28	5.94	5.66	5.86	(3.43)	6.61	(0.98)
Annualized cash return on average tangible
common equity(1)	11.28	9.36	9.09	9.52	(4.80)	10.33	(1.02)
Net interest rate spread	3.65	3.67	3.71	3.71	3.71	3.66	3.70
Cost of funds(2)	0.57	0.60	0.63	0.66	0.74	0.59	0.76
Efficiency ratio(3)	61.36	60.04	59.94	58.69	56.63	60.69	57.03
Annualized net non-interest expense to
average assets(4)	1.57	1.54	1.56	1.48	1.38	1.56	1.41
Net interest margin	3.59	3.64	3.71	3.74	3.79	3.62	3.78
Tax equivalent effect	0.24	0.23	0.20	0.16	0.13	0.23	0.12
Net interest margin - fully tax equivalent basis(5)	3.83	3.87	3.91	3.90	3.92	3.85	3.90
Asset Quality Ratios:
Non-performing loans(6) to total loans	1.98%	2.15%	2.17%	2.42%	2.54%	1.98%	2.54%
Non-performing assets(6) to total assets	1.72	1.94	2.12	2.30	2.40	1.72	2.40
Allowance for loan losses to non-performing loans(6)	107.25	100.59	98.00	91.23	86.12	107.25	86.12
Allowance for loan losses to total loans	2.13	2.17	2.13	2.21	2.19	2.13	2.19
Net loan charge-offs to average loans (annualized)	0.31	0.40	0.95	1.14	5.90	0.36	4.63
Capital Ratios:
Tangible equity to tangible assets(7)	9.17%	8.74%	10.47%	10.10%	9.79%	9.17%	9.79%
Tangible common equity to risk weighted assets(8)	13.67	13.17	12.48	12.42	11.97	13.67	11.97
Tangible common equity to tangible assets(9)	9.17	8.74	8.40	8.06	7.76	9.17	7.76
Book value per common share(10)	$22.64	$22.23	$21.92	$21.48	$21.14	$22.64	$21.14
Less: goodwill and other intangible assets,
net of benefit, per common share	7.40	7.41	7.43	7.45	7.49	7.40	7.49
Tangible book value per common share(11)	15.24	14.81	14.49	14.03	13.64	15.24	13.64

Total capital (to risk-weighted assets)	17.53%	17.11%	19.41%	19.61%	19.18%	17.53%	19.18%
Tier 1 capital (to risk-weighted assets)	15.45	15.04	17.36	17.54	17.11	15.45	17.11
Tier 1 capital (to average assets)	10.46	9.99	11.73	11.59	11.16	10.46	11.16
Tier 1 common capital (to risk-weighted assets)	12.93	12.54	11.87	11.90	11.50	12.93	11.50

(1)
Net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) divided by average tangible common equity (average common equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.
(3)
Equals total other expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total other income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total other expense excluding non-core items less total other income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(6)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(7)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(8)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.
(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(10)	Equals total ending common stockholders’ equity divided by common shares outstanding.
(11)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include core other income, core other expense, non-core other income and non-core other expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, impairment charges and increase (decrease) in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets, tangible common equity to tangible assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity.  Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions.  Management also uses these measures for peer comparisons.

Management believes that core and non-core other income and other expense are useful in assessing our core operating performance and in understanding the primary drivers of our other income and other expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  For the same reasons, management believes the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, net losses on other real estate owned, net gain on sale of loans held for sale and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding impairment changes and increase (decrease) in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes.  The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital as well as our capital strength.  Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers.  In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Stockholders' equity - as reported	$1,237,751	$1,215,430	$1,393,027	$1,368,622	$1,345,344
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	17,541	18,354	19,171	20,088	21,007
Tangible equity	$833,141	$810,007	$986,787	$961,465	$937,268

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Total assets - as reported	$9,489,566	$9,671,600	$9,833,072	$9,922,361	$9,977,735
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	17,541	18,354	19,171	20,088	21,007
Tangible assets	$9,084,956	$9,266,177	$9,426,832	$9,515,204	$9,569,659

The following table presents a reconciliation of tangible common equity to stockholders’ common equity (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Common stockholders' equity - as reported	$1,237,751	$1,215,430	$1,198,308	$1,174,060	$1,150,937
Less: goodwill	387,069	387,069	387,069	387,069	387,069
Less: other intangible assets, net of tax benefit	17,541	18,354	19,171	20,088	21,007
Tangible common equity	$833,141	$810,007	$792,068	$766,903	$742,861

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Average common stockholders' equity - as reported	$1,223,667	$1,206,364	$1,181,820	$1,158,119	$1,165,022	$1,215,026	$1,158,565
Less: average goodwill	387,069	387,069	387,069	387,069	387,069	387,069	387,069
Less: average other intangible assets, net of tax benefit	17,903	18,721	19,494	20,414	21,331	18,312	21,790
Average tangible common equity	$818,695	$800,574	$775,257	$750,636	$756,622	$809,645	$749,706

The following table presents a reconciliation of net cash flow available to common stockholders to net income (loss) available to common stockholders (in thousands):

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011

Net income (loss) available to common stockholders - as reported	$22,143	$17,817	$16,847	$17,092	$(9,968)	$39,960	$(5,625)
Add: other intangible amortization expense, net of tax benefit	813	817	917	919	920	1,630	1,846
Net cash flow available to common stockholders	$22,956	$18,634	$17,764	$18,011	$(9,048)	$41,590	$(3,779)

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Tier 1 capital - as reported	$941,888	$925,089	$1,101,538	$1,083,020	$1,061,482
Less: preferred stock	-	-	194,719	194,562	194,407
Less: qualifying trust preferred securities	153,500	153,500	153,787	153,795	153,803
Tier 1 common capital	$788,388	$771,589	$753,032	$734,663	$713,272

Efficiency Ratio Calculation (Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Non-interest expense	$66,834	$67,331	$69,433	$66,608	$66,728	$134,165	$133,592
Adjustment for impairment charges	-	-	594	-	-	-	1,000
Adjustment for increase (decrease) in market value of
assets held in trust for deferred compensation	(149)	501	20	(405)	158	352	345
Non-interest expense - as adjusted	$66,983	$66,830	$68,819	$67,013	$66,570	$133,813	$132,247

Net interest income	$74,104	$77,093	$80,245	$80,416	$82,407	$151,197	164,612
Tax equivalent adjustment	5,057	4,756	4,468	3,320	2,775	9,813	5,400
Net interest income on a fully tax equivalent basis	79,161	81,849	84,713	83,736	85,182	161,010	170,012
Tax equivalent adjustment on the increase in cash
surrender value of life insurance	468	494	508	546	781	962	1,302
Plus other income	23,907	22,854	24,451	26,367	29,145	46,761	58,288
Less net losses on other real estate owned	(5,441)	(6,589)	(5,478)	(3,118)	(4,645)	(12,030)	(5,017)
Less net gains (losses) on investment securities	(34)	(3)	411	-	232	(37)	229
Less net (losses) gains on sale of other assets	(8)	(17)	(87)	-	13	(25)	370
Less net gain on sale of loans held for sale	-	-	-	-	1,790	-	1,790
Less increase (decrease) in market value of
assets held in trust for deferred compensation	(149)	501	20	(405)	158	352	345

Net interest income plus non-interest income - as adjusted	$109,168	$111,305	$114,806	$114,172	$117,560	$220,473	$231,885

Efficiency ratio	61.36%	60.04%	59.94%	58.69%	56.63%	60.69%	57.03%

Efficiency ratio (without adjustments)	68.19%	67.37%	66.32%	62.38%	59.82%	67.77%	59.93%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2012	2012	2011	2011	2011	2012	2011
Non-interest expense	$66,834	$67,331	$69,433	$66,608	$66,728	$134,165	$133,592
Adjustment for impairment charges	-	-	594	-	-	-	1,000
Adjustment for increase (decrease) in market value of assets
held in trust for deferred compensation	(149)	501	20	(405)	158	352	345
Non-interest expense - as adjusted	66,983	66,830	68,819	67,013	66,570	133,813	132,247

Other income	23,907	22,854	24,451	26,367	29,145	46,761	58,288
Less net losses on other real estate owned	(5,441)	(6,589)	(5,478)	(3,118)	(4,645)	(12,030)	(5,017)
Less net gains (losses) on investment securities	(34)	(3)	411	-	232	(37)	229
Less net (losses) gains on sale of other assets	(8)	(17)	(87)	-	13	(25)	370
Less net gain on sale of loans held for sale	-	-	-	-	1,790	-	1,790
Less increase (decrease) in market value of assets held in
trust for deferred compensation	(149)	501	20	(405)	158	352	345
Other income - as adjusted	29,539	28,962	29,585	29,890	31,597	58,501	60,571
Less tax equivalent adjustment on the increase in cash
surrender value of life insurance	468	494	508	546	781	962	1,302

Net non-interest expense	$36,976	$37,374	$38,726	$36,577	$34,192	$74,350	$70,374

Average assets	$9,478,480	$9,736,702	$9,856,835	$9,807,561	$9,966,898	$9,607,591	$10,082,121

Annualized net non-interest expense to average assets	1.57%	1.54%	1.56%	1.48%	1.38%	1.56%	1.41%

Annualized net non-interest expense to average
assets (without adjustments)	1.82%	1.84%	1.81%	1.63%	1.51%	1.83%	1.51%

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table.  Reconciliations of core and non-core other income and other expense to other income and other expense are contained in the tables under “Results of Operations—Second Quarter Results.”

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended June 30,						Three Months Ended March 31,
	2012			2011			2012
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,071,199	$12,926	4.77%	$1,147,173	13,578	4.68%	$1,062,246	$12,774	4.76%
Commercial loans collateralized by
assignment of lease payments	1,177,052	13,346	4.54	1,041,311	14,502	5.57	1,176,901	13,757	4.68
Real estate commercial	1,845,949	23,840	5.11	2,051,711	26,745	5.16	1,863,892	23,906	5.07
Real estate construction	139,487	1,404	3.98	349,367	3,789	4.29	145,728	1,540	4.18
Total commercial related credits	4,233,687	51,516	4.81	4,589,562	58,614	5.05	4,248,767	51,977	4.84
Other loans
Real estate residential	309,989	3,541	4.57	339,048	3,989	4.71	313,602	3,650	4.66
Home equity	324,675	3,574	4.43	367,829	3,949	4.31	332,909	3,670	4.43
Indirect	193,155	2,946	6.13	178,978	3,046	6.83	186,359	2,935	6.33
Consumer loans	69,690	551	3.18	56,356	436	3.10	69,747	529	3.05
Total other loans	897,509	10,612	4.76	942,211	11,420	4.86	902,617	10,784	4.81
Total loans, excluding covered loans	5,131,196	62,128	4.87	5,531,773	70,034	5.08	5,151,384	62,761	4.90
Covered loans	585,014	8,247	5.67	768,127	15,003	7.83	652,146	10,014	6.18
Total loans	5,716,210	70,375	4.95	6,299,900	85,037	5.41	5,803,530	72,775	5.04
Taxable investment securities	1,542,905	8,882	2.30	1,668,406	10,290	2.47	1,702,766	10,884	2.56
Investment securities exempt from
federal income taxes (3)	809,005	11,235	5.55	357,828	5,297	5.86	742,568	10,368	5.58
Other interest earning deposits	244,087	158	0.26	389,311	257	0.26	258,351	169	0.26
Total interest earning assets	$8,312,207	$90,650	4.39	$8,715,445	$100,881	4.64	$8,507,215	$94,196	4.45
Non-interest earning assets	1,166,273			1,251,453			1,229,487
Total assets	$9,478,480			$9,966,898			$9,736,702

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,607,238	$1,045	0.16%	$2,676,663	$1,922	0.29%	$2,649,671	$1,207	0.18%
Savings accounts	785,427	213	0.11	725,810	312	0.17	772,335	248	0.13
Certificates of deposit	1,765,578	3,261	0.77	2,219,170	5,589	1.01	1,892,328	3,883	0.86
Customer repurchase agreements	194,804	126	0.26	242,939	155	0.26	203,003	134	0.27
Total core funding	5,353,047	4,645	0.35	5,864,582	7,978	0.55	5,517,337	5,472	0.40
Wholesale funding:
Brokered accounts (includes fee expense)	456,735	3,539	3.12	462,003	3,924	3.41	439,890	3,422	3.13
Other borrowings	424,842	3,305	3.08	461,653	3,796	3.25	429,231	3,453	3.18
Total wholesale funding	881,577	6,844	2.77	923,656	7,720	3.35	869,121	6,875	2.76
Total interest bearing liabilities	$6,234,624	$11,489	0.74	$6,788,238	$15,698	0.93	$6,386,458	$12,347	0.78
Non-interest bearing deposits	1,900,937			1,724,429			1,851,211
Other non-interest bearing liabilities	119,252			94,976			136,412
Stockholders' equity	1,223,667			1,359,255			1,362,621
Total liabilities and stockholders' equity	$9,478,480			$9,966,898			$9,736,702
Net interest income/interest rate spread (4)		$79,161	3.65%		$85,183	3.71%		$81,849	3.67%
Taxable equivalent adjustment		5,057			2,775			4,756
Net interest income, as reported		$74,104			$82,408			$77,093
Net interest margin (5)			3.59%			3.79%			3.64%
Tax equivalent effect			0.24%			0.13%			0.23%
Net interest margin on a fully tax equivalent basis (5)			3.83%			3.92%			3.87%

(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $839 thousand, $877 thousand, and $1.3 million for the three months ended June 30, 2012, March 31, 2012, and June 30, 2011, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2012			2011
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,066,722	$25,700	4.77%	$1,155,886	27,909	4.80%
Commercial loans collateralized by
assignment of lease payments	1,176,977	27,103	4.61	1,022,695	28,592	5.59
Real estate commercial	1,854,920	47,745	5.09	2,095,411	54,980	5.22
Real estate construction	142,607	2,944	4.08	378,098	7,308	3.84
Total commercial related credits	4,241,226	103,492	4.83	4,652,090	118,789	5.08
Other loans
Real estate residential	311,637	7,191	4.61	335,969	8,455	5.03
Home equity	328,951	7,245	4.43	372,072	7,952	4.31
Indirect	189,757	5,881	6.23	176,683	5,986	6.83
Consumer loans	69,718	1,080	3.12	56,909	1,036	3.67
Total other loans	900,063	21,397	4.78	941,633	23,429	5.02
Total loans, excluding covered loans	5,141,289	124,889	4.88	5,593,723	142,218	5.13
Covered loans	618,580	18,261	5.94	786,101	30,808	7.90
Total loans	5,759,869	143,150	5.00	6,379,824	173,026	5.47
Taxable investment securities	1,622,835	19,766	2.44	1,491,715	18,042	2.42
Investment securities exempt from
federal income taxes (3)	775,788	21,603	5.57	353,355	10,443	5.88
Other interest earning deposits	251,219	327	0.26	567,174	728	0.26
Total interest earning assets	$8,409,711	$184,846	4.42	$8,792,068	$202,239	4.64
Non-interest earning assets	1,197,880			1,290,053
Total assets	$9,607,591			$10,082,121

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,628,455	$2,252	0.17%	$2,701,493	$4,408	0.33%
Savings accounts	778,881	461	0.12	718,175	732	0.21
Certificates of deposit	1,828,953	7,144	0.82	2,323,644	12,109	1.05
Customer repurchase agreements	198,903	260	0.26	252,704	342	0.27
Total core funding	5,435,192	10,117	0.37	5,996,016	17,591	0.59
Wholesale funding:
Brokered accounts (includes fee expense)	448,312	6,961	3.12	464,695	7,857	3.41
Other borrowings	427,037	6,758	3.13	451,006	6,779	2.99
Total wholesale funding	875,349	13,719	2.77	915,701	14,636	3.22
Total interest bearing liabilities	$6,310,541	$23,836	0.76	$6,911,717	$32,227	0.94
Non-interest bearing deposits	1,876,074			1,698,361
Other non-interest bearing liabilities	127,832			119,241
Stockholders' equity	1,293,144			1,352,802
Total liabilities and stockholders' equity	$9,607,591			$10,082,121
Net interest income/interest rate spread (4)		$161,010	3.66%		$170,012	3.70%
Taxable equivalent adjustment		9,813			5,400
Net interest income, as reported		$151,197			$164,612
Net interest margin (5)			3.62%			3.78%
Tax equivalent effect			0.23%			0.12%
Net interest margin on a fully tax equivalent basis (5)			3.85%			3.90%

(1)	Non-accrual loans are included in average loans.
(2)	Interest income includes amortization of deferred loan origination fees of $1.7 million and $2.6 million for the six months ended June 30, 2012 and June 30, 2011, respectively.
(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.